DUNE ENERGY, INC. ACQUIRES WORKING INTEREST IN FIVE COMPLETED
          BARNETT SHALE GAS WELLS; GIVES UPDATE ON EXPECTED CLOSING OF
                               VOYAGER PROPERTIES

      August 3, 2005 - Dune Energy, Inc. ("Dune" or the "Company") (AMEX: DNE), reported today that significant progress has been made towards closing its previously announced acquisition of certain producing and non-producing oil and natural gas assets located in the Barnett Shale play in the North Texas Fort Worth Basin, from Voyager Partners, Ltd. ("Voyager"). In accordance with its Asset Purchase and Sale Agreement (the "Agreement") with Voyager, Dune has advanced $2.1 million to Voyager, in return for working interests in 5 recently completed natural gas wells, and will advance $1.5 million to drill and/or complete 3 additional wells, $0.4 million of which will be advanced this week.

      Of the 5 recently completed wells, 1 is currently producing at a rate of
2.0 MMcfe/d. The remaining 4 wells, which have been fraced and completed, are presently awaiting pipeline hookup. It is anticipated that 2 of these 4 wells will be on production by August 31 and the remaining 2 by September 30. Based on conversations with management of Voyager, Dune believes that the 4 wells awaiting hookup will produce in the aggregate, approximately 4.0 MMcfe/d of natural gas. With respect to the 3 remaining wells that Dune has agreed to advance funds for under the Agreement, it is anticipated that such wells will be drilled, completed and put on production on or about September 30, 2005. Therefore, provided that such timetables are met, on October 1, 2005, it is estimated that all 8 wells will be selling gas at a combined rate of approximately 9.0 MMcfe/d. Upon the Closing of the acquisition with Voyager, Dune's working interests in these 8 wells will increase from approximately 40% to approximately 95%.

      Dune's Chairman and CEO Alan Gaines stated "We are very pleased by the results of the wells recently completed by Voyager in which Dune has acquired a working interest. We continue to work together with the principals of Voyager towards satisfying the required conditions to close the transaction in its entirety and we will continue to work to develop additional properties as conditions warrant. Dune's financing is in place and, although not closing on August 4, we remain highly confident that we will acquire all of the properties covered by the Agreement, pending delivery of additional documentation, currently being prepared, from Voyager."

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that

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actual results will be consistent with these forward-looking statements.
Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.

Contact:

        Company Contact:
        Alan Gaines                 or              Ron Stabiner
        Chairman & CEO                              The Wall Street Group, Inc.
                                                      (713) 888-0895
                                                      (212) 888-4848